Exhibit 10.2
STOCK REPURCHASE AGREEMENT
This Stock Repurchase Agreement (this “Agreement”) is made and entered into as of June 27, 2016, by and among Care.com, Inc., a Delaware corporation (the “Company”), Matrix Partners VII, L.P. and Weston & Co. VII LLC, as Nominee (each a “Seller” and together the “Sellers”).
RECITAL
WHEREAS, the Sellers desire to sell to the Company an aggregate of 3,700,000 shares (the “Repurchase Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and the Company has agreed to purchase the Repurchase Shares from the Sellers, for a purchase price per share of $8.25, or $30,525,000 in the aggregate (“Purchase Price”).
AGREEMENT
NOW, THEREFORE, intending to be legally bound, and in consideration of the premises and the mutual representations, warranties, covenants, and agreements in this Agreement, the parties agree as follows:
1.    Purchase and Sale of Repurchase Shares. Upon the terms and subject to the conditions contained in this Agreement, the Company hereby agrees to purchase from the Sellers, and the Sellers hereby agree, jointly and not severally, to sell, assign, transfer and convey to the Company, the Repurchase Shares, and all rights associated therewith, free and clear of any Encumbrance (as defined below), for the Purchase Price.
2.    The Closing. Subject to satisfaction of all closing conditions set forth in Sections 6 and 7 hereof, the closing of the sale and purchase of the Repurchase Shares (the “Closing”) will take place remotely within twenty-four (24) hours after the closing of the Financing (as defined below) unless another date or place is agreed to in writing by the Company and the Sellers (the date of Closing, the “Closing Date”).
3.    Delivery of Repurchase Shares; Payment of Purchase Price. At the Closing, (a) the Sellers shall deliver to the Company completed stock powers in the form attached hereto as Exhibit B, and (b) the Company shall pay the Purchase Price to the Sellers, in accordance with the schedule set forth on Exhibit A, by wire transfer of immediately available funds to the account specified by the Sellers to the Company.
4.    Representations and Warranties of Sellers. The Sellers hereby represent and warrant to the Company, jointly and not severally, that:
a.    This Agreement has been duly executed and delivered by the Sellers and constitutes a valid and legally binding obligation of Sellers enforceable against Sellers in accordance with its terms.
b.    Each Seller is the record and beneficial owner of the Repurchase Shares attributable to such Seller, as set forth on Exhibit A, free and clear of any liens, encumbrances,

restrictions on transfer, taxes, charges, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, restrictions, and demands, whether voluntarily incurred or arising by operation of law, including without limitation any agreement to give any of the foregoing in the future (“Encumbrance”). Except for this Agreement, Sellers are not a party to any option, warrant, purchase right, or other contract or commitment that could require either Seller to sell, transfer, assign or otherwise dispose of, or create any Encumbrance with respect to, the Repurchase Shares.
c.    Sellers have the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the sale, assignment and transfer of the Repurchase Shares to the Company) in accordance with the terms hereof without the consent or approval of any person or entity. The sale and delivery of the Repurchase Shares to the Company pursuant to this Agreement will vest in the Company good and marketable title to the Repurchase Shares, free and clear of any Encumbrances.
d.    The execution and delivery of this Agreement by Sellers and the performance by Sellers of the transactions contemplated hereby do not (i) violate any provision of any law applicable to either Seller or the transactions contemplated hereby, or (ii) result in a breach of, cause a default under (with or without notice, or lapse of time, or both), conflict with, or result in a termination of any agreement, contract or arrangement to which either Seller is a party or by which its assets are bound.
e.    Sellers have such knowledge and experience in financial and business matters that Sellers are capable of evaluating the value of the Repurchase Shares. Each Seller has made, and is relying exclusively on, its own independent examination, investigation, analysis and evaluation of the Company, including such Seller’s own estimate of the value of the Repurchase Shares, and each Seller understands that the Company may believe that the value of the Repurchase Shares is, or may become, greater than the price being paid pursuant to this Agreement. Further, each Seller acknowledges that, as of the Closing Date, the Purchase Price of the Repurchase Shares may be less than the trading price of the Company’s Common Stock on the New York Stock Exchange. Each Seller, upon such independent investigation, analysis and evaluation, has determined that the price being paid pursuant to this Agreement is fair.
f.    Each Seller acknowledges that it is a sophisticated investor and has conducted all of the due diligence and received all of the information relating the Company as such Seller deems necessary, appropriate or relevant in connection with its decision to sell Repurchase Shares to the Company pursuant to the terms of this Agreement. Each Seller confirms that the Company has made available to it the opportunity to ask questions of the officers and management-level employees of the Company and to acquire such additional information about the business, operations and financial condition of the Company as requested, and all such information has been received. Each Seller understands, acknowledges and agrees that, notwithstanding such due diligence, the Company may be privy to material non-public information with respect to its business, operations, pending transactions, financial condition, results of operations and prospects that has not been requested by such Seller (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as the Sellers, when making investment decisions, including the decision to enter into this Agreement on the terms described herein, and such Seller’s decision to enter into this

Agreement is being made with full recognition and acknowledgment that the Company has only disclosed to such Seller the information that has been requested by such Seller which may not be all of the Non-Public Information in the Company’s possession. Each Seller hereby waives any claim, or potential claim, it has or may have against the Company, including, but not limited to, its respective officers, managers, members, successors and assigns, relating to such person’s or entity’s possession and nondisclosure to such Seller of Non-Public Information that has not been requested by such Seller in connection with the entry into this Agreement.
5.    Representations and Warranties of the Company. The Company represents and warrants to the Sellers that:
a.    The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.
b.    The execution, delivery, and performance of this Agreement have been duly authorized by the necessary corporate action of the Company, and this Agreement has been duly executed and delivered on behalf of the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.
c.    The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated hereby do not (i) violate any provision of the governing documents of the Company, (ii) violate in any material respect any provision of any law applicable to the Company or the transactions contemplated hereby, or (iii) result in a breach of, cause a default under (without or without notice, or lapse of time, or both), conflict with, or result in a termination of any material agreement, contract or arrangement to which the Company is a party or by which its assets are bound.
d.    The Company has filed all required reports, proxy statements, forms, and other documents with the Securities and Exchange Commission (the “SEC”) since January 1, 2015 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective date complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
e.    Except for the representations and warranties made by the Company in this Section 5, neither the Company nor any other person makes any representation or warranty with respect to the Company or its subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Sellers or their representatives of any documentation, forecasts, projections, estimates, budgets or other information with respect to any one or more of the foregoing.  Except for the representations and warranties contained in this Section 5, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Sellers (including any opinion, information, projection, or advice that may have been or may be provided to a Seller by any manager, officer, employee, agent, consultant, or representative of the Company).
f.    The Company is relying on the representations and warranties of the Sellers in Section 4 for all purposes.
Conditions to the Sellers’ Obligations at Closing. The obligation of the Sellers to sell the Repurchase Shares at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

a.    The representations and warranties of the Company contained in Section 5 shall be true and correct in all respects as of the Closing.
b.    The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.
Conditions to the Company’s Obligations at Closing. The obligations of the Company to purchase the Repurchase Shares at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

a.    The representations and warranties of the Sellers contained in Section 4 shall be true and correct in all respects as of the Closing.
b.    The Sellers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Sellers on or before the Closing.
c.    The Company shall have completed the sale and issuance of shares of the Company’s convertible preferred stock resulting in gross proceeds to the Company of at least $46,000,000 on or before June 30, 2016 (the “Financing”).

8.    Public Announcements. The Sellers will keep this Agreement and the terms hereof confidential, except as required in connection with their tax reporting or consulting with their legal counsel, tax or other advisor. No public announcement with respect to this Agreement and the transaction contemplated hereby will be made without the prior written consent of the Company and the Sellers. Nothing in this Agreement will prevent the parties at any time from furnishing any information, including this Agreement or a description hereof, to the SEC or any other governmental entity to the extent required by law or prevent the Company from disclosing and furnishing this Agreement or the terms hereof to any party in any future financing or strategic transaction involving the Company.
9.    Transfer Restrictions. Each of the Sellers hereby agrees that it will not, during the period commencing at the Closing and ending ninety (90) days after the Closing Date: (a) offer,

pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned by such Seller (as such term is used in Rule 13d-3 of the Exchange Act); or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.
10.    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the transactions contemplated hereby were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.
11.    Termination. This Agreement shall automatically terminate, without any further action on the part of the Company or the Sellers, if the Closing does not occur on or prior to June 30, 2016. In the event of the termination of this Agreement, neither the Company nor the Sellers shall have any liability or obligation to the other under or in respect of this Agreement, except to the extent of (A) any liability arising from any breach by any such party of its obligations of this Agreement arising prior to such termination or (B) any fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto except that the provisions of Section 8 and Sections 11 through 19 shall survive the termination of this Agreement.
12.    Further Action. Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.
13.    Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.
14.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors in interest. Neither Seller may assign this Agreement without the prior written consent of the Company.
15.    Governing Law. This Agreement will be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
16.    Jurisdiction. Each of the parties hereby consents to the exclusive jurisdiction of the state and federal courts sitting in Delaware in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.

17.    Waiver of Jury Trial. Each of the parties to this Agreement acknowledges and agrees that any controversy arising under this Agreement is likely to involve complicated and difficult issues. As a result, each party to this Agreement irrevocably and unconditionally waives any right that such party may have to a trial by jury in respect to litigation arising out of this Agreement or the transactions contemplated hereby. Each party to this Agreement understands and has considered the implications of this waiver and makes this waiver voluntarily.
18.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.
19.    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein and supersedes any prior or contemporaneous understandings, agreements or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may be amended or modified, and any provision of this Agreement may be waived, only by a writing signed by each of the parties.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement upon the date written above.

CARE.COM, INC.

By:    /s/ Diane Musi
Name:    Diane Musi
Title:    General Counsel

MATRIX PARTNERS VII, L.P.

By: Matrix VII Management Co., L.L.C.,
its General Partner

By:     /s/ David Skok
Name:    David Skok
    Managing Member

Address: 101 Main Street
17th Floor
Cambridge, MA 02142

WESTON & CO. VII LLC, as Nominee

By: Matrix Partners Management Services, L.P.,
Sole Member

By: Matrix Partners Management Services GP, LLC,
its General Partner

By:     /s/ David Skok

Name:    David Skok
    Authorized Member

Address: 101 Main Street
17th Floor
Cambridge, MA 02142

[Signature Page – Stock Repurchase Agreement]

EXHIBIT A

Name of Seller	Number of Repurchase Shares	Purchase Price
Matrix Partners VII, L.P.	3,684,645	$30,398,321.25
Weston & Co. VII LLC, as Nominee	15,355	$126,678.75
TOTAL	3,700,000	$30,525,000.00

EXHIBIT B
FORM OF STOCK POWER

STOCK POWER

For Value Received, we hereby sell, assign and transfer unto Care.com, Inc. ________ shares of the Common Capital Stock of Care.com, Inc. (“Company”) standing in our name on the books of said Company represented by the DRS Account referenced below, representing __________ shares herewith, and do hereby irrevocably constitute and appoint ……………………………………………… attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

American Stock Transfer & Trust Co, LLC DRS Account #:

______________________

Dated:

By:

Medallion Guaranteed: